United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 28, 2013

PSM Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54988	90-0332127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Mosteller Drive, Oklahoma City, OK	73112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (575) 624-4170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 1.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On August 28, 2013, Ron Hanna resigned from his positions as President, Chief Executive Officer, and director of the Company. In his capacity as President and Chief Executive Officer, Mr. Hanna also served as the Company’s principal executive officer. Effective August 28, 2013, Kevin Gadawski, the Company’s Chief Financial Officer and Chief Operating Officer, was appointed as President and Chief Executive Officer and, in such capacity, as the principal executive officer. In connection with Mr. Hanna’s resignation, there were no disagreements with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Hanna’s resignation, pursuant to Section 6(e) of the Employment Agreement dated January 1, 2011, as amended, between the Company and Mr. Hanna (the “Employment Agreement”), by mutual consent effective August 28, 2013, the Employment Agreement was terminated with Sections 9 and 12 to survive the termination. Sections 9 and 12 deal with confidentiality and indemnification. A copy of the Employment Agreement was filed as Exhibit 99.1 to Form 8-K filed on March 1, 2011 by the Company. The Company has also issued a press release disclosing Mr. Hanna’s resignation, a copy of which is included as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1         Press Release, dated August 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSM Holdings, Inc.

Date: August 30, 2013	By:	/s/ Kevin Gadawski
Kevin Gadawski, Chief Financial Officer

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